Calculation of Filing Fee Tables
S-3
Ivanhoe Electric Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of (i) one share of common stock, $0.0001 par value per share, and (ii) [one] Warrant to purchase one share of common stock	457(r)	11,794,872	$ 5.85	$ 69,000,001.20	0.0001531	$ 10,563.90
Fees to be Paid	2	Equity	Common stock, $0.0001 par value per share, included in the Units	457(r)				0.0001531
Fees to be Paid	3	Equity	Warrants to purchase common stock included in the Units	457(r)				0.0001531
Fees to be Paid	4	Equity	Common stock, $0.0001 par value per share, issuable upon exercise of Warrants	457(r)	11,794,872	$ 7.00	$ 82,564,104.00	0.0001531	$ 12,640.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 151,564,105.20		$ 23,204.46
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 23,204.46
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of all of the registration fees for the automatic Registration Statement on Form S-3 No. 333-273195 filed by the registrant on July 10, 2023. Includes 11,794,872 Units which may be purchased by the underwriters upon exercise of the underwriters' option to purchase additional Units, which option may be exercised through the purchase of any combination of Units, shares and warrants, so long as the aggregate number of shares and warrants issuable pursuant to the option does not exceed 11,794,872 shares and 11,794,872 warrants.

[2]	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional securities that become issuable by reason of any share splits, share dividends or similar transactions. No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[3]	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional securities that become issuable by reason of any share splits, share dividends or similar transactions. No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[4]	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional securities that become issuable by reason of any share splits, share dividends or similar transactions.